Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following certification accompanies the issuer’s Annual Report on Form 10-K and is not filed, as provided in SEC Release Nos. 33-8238 and 34-47986 dated June 5, 2003.

In connection with the Annual Report of Eagle Bancorp (the "Company") on Form 10-K for the fiscal year ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Peter J. Johnson, Chief Executive Officer of the Company, and Clinton J. Morrison, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned’s knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Peter J. Johnson                                                             /s/ Clinton J. Morrison
Peter J. Johnson                                                                 Clinton J. Morrison
Chief Executive Officer                                                     Senior VP and Chief Financial Officer
September 21, 2009                                                           September 21, 2009